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American Century Asset Allocation Portfolios
Exhibit 77C

PROXY VOTING RESULTS

A special meeting of shareholders was held on July 27, 2007, to vote on the following proposal. The proposal received the required number of votes of the American Century Asset Allocation Portfolios, Inc.
and was adopted. A summary of voting results is listed below the proposal.

PROPOSAL:

To elect nine Directors to the Board of Directors of American Century Asset Allocation Portfolios, Inc.
(the proposal was voted on by all shareholders of funds issued by American Century Asset Allocation
Portfolios, Inc.):

James E. Stowers, Jr.                For:                              1,416,441,649
                                     Withhold:                            10,836,309
                                     Abstain:                                      0
                                     Broker Non-Vote:                              0

Jonathan S. Thomas                   For:                              1,417,375,725
                                     Withhold:                             9,902,233
                                     Abstain:                                      0
                                     Broker Non-Vote:                              0

Thomas A. Brown                      For:                              1,417,853,110
                                     Withhold:                             9,424,849
                                     Abstain:                                      0
                                     Broker Non-Vote:                              0

Andrea C. Hall                       For:                              1,417,179,388
                                     Withhold:                            10,098,571
                                     Abstain:                                      0
                                     Broker Non-Vote:                              0

James A. Olson                       For:                              1,417,931,210
                                     Withhold:                             9,346,748
                                     Abstain:                                      0
                                     Broker Non-Vote:                              0

Donald H. Pratt                      For:                              1,417,345,399
                                     Withhold:                             9,932,560
                                     Abstain:                                      0
                                     Broker Non-Vote:                              0

Gale E. Sayers                       For:                              1,417,193,268
                                     Withhold:                            10,084,690
                                     Abstain:                                      0
                                     Broker Non-Vote:                              0

M. Jeannine Strandjord               For:                              1,416,594,224
                                     Withhold:                            10,683,734
                                     Abstain:                                      0
                                     Broker Non-Vote:                              0

Timothy S. Webster                   For:                              1,417,239,775
                                     Withhold:                            10,038,183
                                     Abstain:                                      0
                                     Broker Non-Vote:                              0


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